Second Quarter 2026 Earnings Conference Call Bill Rogers - Chairman & CEO Mike Maguire - CFO July 17, 2026

2 From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. In particular, forward-looking statements include statements we make about: (i) Truist’s ROTCE goals in future periods, including achieving a 15% ROTCE in 2027, and its confidence in meeting those goals, (ii) expected prepayments of investment securities and fixed rate loans and growth in net interest income in 2026, (iii) projections or estimates of common stock repurchases and preferred stock dividends, (iv) Truist being well positioned to grow and return capital to shareholders, (v) guidance with respect to financial performance metrics in future periods, including future levels of taxable equivalent revenue, noninterest expense, and net charge-off ratio, and (vi) Truist’s effective tax rate in future periods. This presentation, including any information incorporated by reference in this presentation, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, and others. All forward- looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, and results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, and uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include: • changes in monetary, fiscal, and trade laws or policies, including tariffs or interest rates; • evolving political, geopolitical, business, social, economic, and market conditions at the local, regional, national, and international levels; • our ability to effectively address economic, business, or market deterioration, slowdowns or disruptions; • disruptions and shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including financial or systemic shocks and volatility or changes in market liquidity, interest or currency rates, or valuations; • changes in business and consumer sentiment, preferences, or behavior, including spending, borrowing, or saving by businesses or households; • negative market perceptions of our investment portfolio or its value; • our ability to manage credit risk, including in connection with the loans that we originate or purchase; • the credit, liquidity, or other financial condition of our clients, counterparties, service providers, or competitors; • our ability to cost-effectively fund our businesses and operations, including by accessing long- and short-term funding and liquidity and by retaining and growing client deposits; • our ability to manage any unexpected outflows of uninsured deposits and, in such a circumstance, to access substitute funding, and avoid selling investment securities or other assets at an unfavorable time or at a loss; • changes in our credit ratings and the related effects on our funding costs, ability to attract or retain funding, and relationships with clients and counterparties; • any instability or breakdown in the financial system, including as a result of the actual or perceived soundness of another financial institution or another participant in the financial system; • our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or infrastructure, including those that safeguard personal and other sensitive information; • our ability to keep pace with changes in technology, including technology-driven products and services relating to AI, that affect us or our clients, counterparties, service providers, or competitors or to maintain rights or interests in associated intellectual property; • our ability to manage system failures or disruptions affecting operations, communications, or other systems or processes; • our ability to identify, assess, monitor, and mitigate physical-security and cybersecurity risks, including denial-of-service attacks, hacking, phishing, social-engineering attacks, malware intrusion, data-corruption attempts, system breaches, identity theft, ransomware attacks, AI-driven cyberattacks, environmental conditions, and intentional acts of destruction; • the performance, availability, and resilience of third-party service providers on whom we rely in delivering products and services to our clients and otherwise in conducting our business and operations; • the adequacy and effectiveness of our corporate governance, risk-management framework, compliance programs, and internal controls over financial reporting, including our ability to identify, assess, monitor, and mitigate risks, remediate lapses or deficiencies in financial reporting, and make appropriate estimates; • our ability to develop, maintain, and market our products or services and to manage risks and unanticipated costs or liabilities associated with those products or services; • our ability to satisfactorily and profitably perform loan servicing and similar obligations; • the legal, regulatory, and supervisory environment, including changes in financial services legislation, regulation, policies, or government leadership or personnel; • U.S. and international regulatory capital and liquidity requirements and standards and their effects on our capital and liquidity levels, ratios, buffers, and targets, and our ability to pay or increase dividends, repurchase shares, or take other capital actions; • our ability to address scrutiny and expectations from supervisory or other governmental authorities and to timely and credibly remediate related concerns or deficiencies; • judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings that create uncertainty for or are adverse to us or the financial services industry; • the outcomes of judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings to which we are or may be subject (either directly or indirectly through our ownership interests in other entities) and our ability to absorb and address any damages or other remedies that are sought or awarded and any collateral consequences; • our ability to execute strategic and operational plans, including with respect to accelerating growth, improving profitability, investing in talent, technology, and risk infrastructure, maintaining expense, credit, and risk discipline, and returning capital to shareholders; • our ability to innovate, to anticipate the needs of current or future clients, or to make timely and effective technology investments and enhancements to meet client expectations; • our ability to compete successfully, to increase or maintain market share in changing competitive environments, or to address pricing or other competitive pressures, including competition from banks and nonbanks and the effects of digital assets, cryptocurrencies, stablecoins, tokenization, and other emerging products, services, and technologies relating to deposits, lending, and payments; • changes in our corporate and business strategies, the composition of our assets, or the way in which we fund those assets; • our ability to successfully make and integrate acquisitions and to effect divestitures, which may include regulatory approvals and conditions; • the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, estimating, monitoring, or managing positions or risk; • evolving accounting standards and policies and related changes to interpretations; • damage to our brand or negative public opinion or adverse publicity affecting us, our leaders, or our service providers, including the impact on our relationships with clients, teammates, and other stakeholders; • our ability to attract, hire, and retain key teammates and to engage in adequate succession planning; • our ability to identify, assess, monitor, and mitigate the risk of fraud or misconduct by internal or external parties, including potential losses that may result; • policies and other actions of governments to manage and mitigate climate and related environmental risks, and the effects of climate change or the transition to a lower-carbon economy on our business, operations, and reputation; • natural or other disasters, calamities, and conflicts, including terrorist events, cyber-warfare, and pandemics that impact us or our clients, teammates, or service providers; and • other assumptions, risks, or uncertainties described in the Company’s Annual Report on Form 10-K or subsequent reports. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K. Forward-looking statements

3 Non-GAAP financial information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these “non-GAAP” measures in their analysis of Truist’s performance and the efficiency of its operations. Management believes these non-GAAP measures are useful to investors because they provide a greater understanding of ongoing operations, enhance comparability of results with prior periods, and demonstrate the effects of significant items in the current period. Truist believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Taxable-Equivalent Measures - Taxable equivalent revenue, taxable equivalent net interest income, taxable equivalent net interest margin, and operating leverage - taxable equivalent include a taxable equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Taxable equivalent net interest margin is calculated using net interest income on a taxable equivalent basis to determine the total yield on interest-earning assets. Truist’s management uses these measures in their analysis of Truist’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Pre-provision net revenue (PPNR) - Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods. Tangible common equity and related measures - Tangible common equity and related measures, including ROTCE, are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. Truist does not provide reconciliations for forward-looking non-GAAP financial measures because it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of Truist’s control, or cannot be reasonably predicted. For the same reasons, Truist is unable to address the probable significance of the unavailable information. A copy of this presentation is available on the Truist Investor Relations website, ir.truist.com.

4 Purpose Inspire and build better lives and communities Mission Clients Provide distinctive, secure, and successful client experiences through touch and technology. Teammates Create an inclusive and energizing environment that empowers teammates to learn, grow, and have meaningful careers. Stakeholders Optimize long-term value for stakeholders through safe, sound, and ethical practices. Values Trustworthy We serve with integrity. Caring Everyone and every moment matters. One Team Together, we can accomplish anything. Success When our clients win, we all win. Happiness Positive energy changes lives.

5 Commentary reflects like quarter comparisons, unless otherwise noted (1) Represents a non-GAAP financial measure; see appendix for reconciliations 2Q26 key takeaways 2Q26 by the numbers $1.5 billion Net income available to common shareholders $1.23 Diluted EPS Executing on strategic priorities 320 bps Positive operating leverage-TE(1) 15.4% Return on average tangible common equity(1) $1.8 billion Capital returned to shareholders – Delivered 37% diluted EPS growth – Generated 17% noninterest income growth – Delivered 320 bps of positive operating leverage – Maintained strong asset quality metrics – Improved ROTCE by 310 bps to 15.4% – On track to achieve ROTCE targets

6 5.2 5.4 2Q25 2Q26 $213 $217 2Q25 2Q26 Consumer and Small Business Banking highlights Driving growth with Premier clients Active mobile app users(1) (in millions) Digital transaction volume (in millions) 39% YoY increase in CSBB new-to-bank deposit production $131 $133 2Q25 2Q26 87 93 2Q25 2Q26 4% 7% 2% 2% 150 bps YoY increase in online and mobile banking share of digital account production Deposit production per Premier advisor up 23% YoY Premier client new deposit production balances increased 20% YoY Average CSBB loans HFI ($ in billions) Average CSBB deposits ($ in billions) Premier advisor financial planning up 9% YoY (1) Clients who have logged into the mobile app over the prior 90 days 15% increase in 1H26 Wealth clients referred by CSBB vs. the prior period Growth moderated by portfolio optimization actions

Wholesale Banking highlights

Average Wholesale deposits[1] and loans HFI
($ in billions)



+6% ex. M&A-related client deposits
(1%)
8%
$11
$140
$149
$181
$196
2Q25
2Q26
2Q25
2Q26
Deposits
M&A-related client deposits
Loans

Investment banking & trading income
($ in millions)



72%
$205
$352
2Q25
2Q26

Wealth management income
($ in millions)



8%
$348
$375
2Q25
2Q26

Card and treasury management fees
($ in millions)



1%
$351
$353
2Q25
2Q26

35%
increase in 1H26 commercial and corporate banking new client acquisition vs. the prior period

27%
increase in 1H26 IB&T advisory revenue[2] vs. the prior period

23%
growth in 1H26 new investment assets from Truist client base vs. the prior period

Core deposit strength

- 4 consecutive quarters of client deposit growth
- Broad-based deposit growth across segment with 6% YoY growth in commercial and middle market
- 75% of clients with the largest deposit increases are tied to payments
- Added master servicing capability in real estate to drive additional deposits and fee income

TRUIST

(1) Average deposits include $10.9 billion of relatively high rate, short-term, M&A-related client deposits that were added to the balance sheet in late 1Q25. These deposits were withdrawn in July 2025.
(2) Includes M&A, equity capital markets, and financial risk management

7

Performance highlights

$ in millions, except per share data

Key metrics	2Q26	vs. 1Q26	vs. 2Q25
Revenue	$5,311	2.2%	5.5%
Expense	$3,055	2.4%	2.3%
PPNR	$2,256	1.9%	10%
Net income available to common shareholders	$1,519	10%	29%
Diluted EPS	$1.23	13%	37%
Net interest margin	2.98%	(4) bps	(4) bps
ROA	1.13%	3 bps	20 bps
ROCE	10.4%	110 bps	230 bps
ROTCE	15.4%	160 bps	310 bps
Efficiency ratio	58.0%	10 bps	(190) bps
NCO ratio	0.50%	(11) bps	(1) bp
TBVPS	$33.40	0.6%	5.6%
CET1 ratio	10.9%	10 bps	(10) bps

Earnings

- Reported 2Q26 net income available to common shareholders of $1.5 billion, or $1.23 per share
- Diluted EPS increased 13% vs. 1Q26 and 37% vs. 2Q25

Revenue

- Revenue increased 2.2% vs. 1Q26 primarily due to higher other income
- Revenue increased 5.5% vs. 2Q25 primarily due to higher investment banking and trading and wealth management income

Noninterest expense

- Noninterest expense increased 2.4% vs. 1Q26 primarily due to higher personnel expense and professional fees and outside processing
- Noninterest expense increased 2.3% vs. 2Q25 primarily due to higher personnel expense partially offset by lower professional fees and outside processing

Asset quality

- Asset quality metrics remained strong

Capital

- CET1 ratio increased to 10.9%; repurchased $1.2 billion of common stock in 2Q26

TRUIST

Note: All data points are taxable equivalent, where applicable; PPNR, ROTCE, and TBVPS are also non-GAAP financial measures; see appendix for reconciliations
Current quarter regulatory capital information is preliminary

8

9 May not foot due to rounding Portfolio assignment based off loan purpose 5-quarter trend ($ in billions) Loan portfolio composition $329B Average loans HFI 51% Commercial and industrial 8% CRE 2% Commercial construction 17% Residential mortgage 3% Home equity 7% Indirect auto 10% Other consumer 1% Credit card Average loans and leases HFI $313 $320 $325 $327 $329 $187 $192 $195 $199 $201 $126 $129 $130 $128 $128 6.01% 6.00% 5.87% 5.71% 5.68% Commercial LHFI Consumer and card LHFI Loans HFI yield 2Q25 3Q25 4Q25 1Q26 2Q26 Strong momentum in commercial; optimizing less profitable and less strategic lending portfolios

10 38% 45% 46% 45% 24% 30% 31% 30% Interest-bearing deposit beta Total deposit beta 3Q25 4Q25 1Q26 2Q26 Average deposits $400 $397 $396 $399 $405 $294 $291 $290 $296 $301 $107 $106 $106 $103 $104 1.85% 1.84% 1.64% 1.55% 1.56% Interest-bearing deposits Noninterest-bearing deposits Total deposit cost (%) 2Q25 3Q25 4Q25 1Q26 2Q26 May not foot due to rounding (1) Average deposits include $10.9 billion of relatively high rate, short-term, M&A-related client deposits that were added to the balance sheet in late 1Q25. These deposits were withdrawn in July 2025. (2) Cumulative beta calculations are based on change in average total deposit or interest-bearing deposit cost divided by the change in average Fed Funds rate from 2Q24 Deposit mix Cumulative deposit beta trend(2) (Down rate) 5-quarter trend ($ in billions) 34% Money market & savings 10% Time 26% DDA 31% Interest checking $405B Average deposits Average deposits increased 1.1% vs. 2Q25(1)

Net interest income and net interest margin

5-quarter net interest income and net interest margin trend

($ in millions)



$3,635
3.02%
$3,680
3.01%
$3,749
3.07%
$3,644
3.02%
$3,667
2.98%
2Q25
3Q25
4Q25
1Q26
2Q26
Net interest income-TE (1)
Net interest margin (1)

Fixed rate asset repricing and NII outlook

($ in billions)



$131
5.71%
$118
2.91%(3)
Run-off expected to exceed run-on volume
$20
6.44%(2)
$7
3.41%(4)
2Q26 avg. balances
Rest of year runoff(4)
Fixed rate loans
Securities
Average yield

- Net interest income expected to increase 1% to 1.5% in 2026 vs. 2025
- Updated outlook reflects:
  - continued optimization of less strategic and lower relationship return lending portfolios
  - lower loan spreads
  - less favorable deposit mix
  - updated forward curve (25 bp hike in Sept.)

Swap portfolio overview

($ in billions)



$38
$74
Total wtd. avg. rate = 3.37%
Total wtd. avg. rate = 3.61%
($14)
($9)
6/30/26
Active receive-fixed
Fwd. starting receive-fixed
Pay-fixed < 3yrs.
Pay-fixed > 3yrs.

- At 6/30, notional receive-fixed and pay-fixed swaps totaled $112 billion and $24 billion, respectively, compared with $118 billion and $22 billion at 3/31
- Strategy to maintain a relatively neutral position to changes in interest rates is unchanged

May not foot due to rounding
(1) Net interest income and net interest margin include a taxable-equivalent adjustment, which is a non-GAAP measure. See attached appendix for more information on taxable-equivalent measures and reconciliations to GAAP net interest income.
(2) Run-on rate for new fixed rate loans is ~7.37%
(3) Investment securities yield excluding the impact of swaps
(4) Runoff reflects contractual maturities and expected prepayments of investment securities and fixed rate loans that will be reinvested at higher run-on interest rates based on the current forward curve

TRUIST

11

12 Noninterest income Noninterest income details ($ in millions) (1) All other noninterest income includes lending-related fees, securities gains (losses), and other income ($5,212) – Noninterest income increased 5.9%, primarily driven by: – increased other income due to higher equity investment income – partially offset by a decline in investment banking and trading income Categories 2Q26 vs. 1Q26 vs. 2Q25 Wealth management income $375 1.4% 7.8% Card and treasury management fees $353 4.4% 0.6% Investment banking and trading income $352 (5.4)% 72% Other deposit revenue $120 —% 11% Mortgage banking income $116 (13)% 8.4% All other noninterest income(1) $328 49% 17% Total noninterest income $1,644 5.9% 17% Vs. linked quarter Vs. like quarter – Noninterest income increased 17%, primarily driven by: – increased investment banking and trading income – increased wealth management income due to higher AUM Investment banking and trading and wealth management key drivers of growth

13 – Noninterest expense increased 2.3%, primarily driven by: – higher personnel expense due to increased salaries and incentives – partially offset by lower professional fees and outside processing Noninterest expense Noninterest expense details ($ in millions) (1) All other noninterest expense includes marketing and customer development, amortization of intangibles, regulatory costs, and other expense Vs. linked quarter Vs. like quarter ($5,212) – Noninterest expense increased 2.4%, primarily driven by: – higher personnel expense due to increased salaries and variable incentives – higher professional fees and outside processing Categories 2Q26 vs. 1Q26 vs. 2Q25 Personnel expense $1,792 3.8% 6.8% Professional fees and outside processing $335 7.0% (10)% Software expense $239 3.9% 3.5% Net occupancy expense $171 (4.5)% (5.5)% Equipment expense $79 (7.1)% (11.2)% All other noninterest expense(1) $439 (2.2)% 1.2% Total noninterest expense $3,055 2.4% 2.3% Noninterest expense growth remains well controlled

14 0.39% 0.48% 0.48% 0.50% 0.51% 2Q25 3Q25 4Q25 1Q26 2Q26 $488 $436 $512 $479 $395 2Q25 3Q25 4Q25 1Q26 2Q26 $396 $385 $470 $491 $414 0.51% 0.48% 0.57% 0.61% 0.50% NCO NCO ratio 2Q25 3Q25 4Q25 1Q26 2Q26 Asset quality NCO and NCO ratio ($ in millions) Nonperforming loans / LHFI ALLL Provision for credit losses ($ in millions) $4,899 $4,988 $5,030 $5,026 $4,983 ALLL ALLL ratio ALLL / NCO 2Q25 3Q25 4Q25 1Q26 2Q26 3.1x 1.54% 3.3x 1.54% 2.7x ($ in millions) 1.53% 2.5x 1.53% Asset quality metrics remain strong 3.0x 1.51%

15 11.0% 11.0% 10.8% 10.8% 10.9% 2Q25 3Q25 4Q25 1Q26 2Q26 Capital Capital actions and commentary $0.6 $0.6 CET1 ratio Current quarter regulatory capital information is preliminary 7.0% min. req. effective 10/1/25 – CET1 ratio increased 10 bps to 10.9% vs. 1Q26 – Balance sheet optimization efforts improving RWA density – Returned $1.8 billion of capital or 121% of earnings to shareholders in 2Q26 through our common dividend and $1.2 billion of share repurchases – Continue to target share repurchases of $5 billion in 2026 Well positioned to grow and return capital to shareholders

16 13.9% 3Q26 and 2026 outlook 2Q26 actuals 3Q26 outlook Revenue-TE(1): $5.3 billion Up ~1% Noninterest expense: $3.1 billion Up ~2% Full year 2025 actuals Full year 2026 outlook Revenue-TE(1): $20.5 billion Up 3.5% to 4% Noninterest expense: $12.1 billion Up ~1.75% Net charge-off ratio: 54 bps ~55 bps Tax rate: 16.4% effective; 18.9% FTE ~14.5% effective; ~16.5% FTE Share repurchases: $2.5 billion ~$5 billion (1) Revenue-TE is a non-GAAP financial measure; see appendix for reconciliation

On track to achieve ROTCE targets

ROTCE outlook


12.7%
14%+
~15%
16% to 18%
2025
2026
2027
Long-term

Key drivers of profitability improvement

- Execute top business growth and profitability initiatives
- Drive positive operating leverage
- Benefit from fixed rate asset repricing
- Continue to optimize balance sheet and return significant capital to shareholders
- Stable economic and operating environment

TRUIST

ROTCE is a non-GAAP metric that excludes the impact of intangible assets, net of deferred taxes, and their related amortization. See appendix for non-GAAP reconciliations.

17

Appendix

Consumer and Small Business Banking

Represents Branch Banking, Digital Banking, Premier Banking, Small Business Banking, and National Consumer Lending

Metrics

Income statement ($ MM)	2Q26	vs. 1Q26	vs. 2Q25
Net interest income	$2,604	$110	$280
Allocated provision for credit losses	307	(67)	(77)
Noninterest income	530	2	11
Noninterest expense	1,721	41	22
Segment net income	$835	$105	$261
Balance sheet ($ B)			
Average loans[(1)]	$133	$0.1	$1.8
Average deposits	217	3.6	3.3
Other key metrics			
Digital sales as a % of total[(2)]	29%	(736) bps	(479) bps
Digital transactions as a % of total[(3)]	71%	(12) bps	259 bps
Debit/credit card spend ($ B)	$32	$2.3	$1.4
Truist Assist chat volume (MM)	2.0	0.1	0.7
Truist Insights volume (MM)	167	32	10

Commentary

- Net income of $835 million, compared to $730 million in the prior quarter
- Net interest income of $2.6 billion increased by $110 million, or 4.4%, primarily driven by higher deposit spreads and volume
  - Average loans remained relatively flat at $133 billion
  - Average deposits of $217 billion increased 1.7%, primarily driven by money market and checking growth
- Provision for credit losses decreased $67 million, or 17.9%, driven by a decrease in net charge-offs and reserve build in the prior quarter
- Noninterest income of $530 million increased $2 million, or 0.4%, primarily driven by card and treasury management fees, partially offset by mortgage banking income
- Noninterest expense of $1.7 billion increased $41 million, or 2.4%, primarily driven by higher enterprise tech and finance management expenses, personnel, operating losses, marketing, and loan-related expense
- Debit and credit card sales volume increased 7.9% from 1Q26 due to seasonality
- Digital transactions surpassed 93 million, resulting in YoY growth of 7% and accounting for 71% of total transaction volume
- Truist Assist handled nearly 2 million requests, up 60% YoY, driven by growth in unique users, increased money movement, and transaction search activity
- Truist Insights generated 167 million personalized insights, driving more than 31 million client interactions

(1) Excludes loans held for sale
(2) Digital sales defined as products opened through digital applications
(3) Digital transactions include transfers, Zelle, bill payments, mobile deposits, ACH, and wire transfers
Commentary reflects linked quarter comparisons

TRUIST

A-1

A-2 Wholesale Banking (1) Excludes loans held for sale Commentary reflects linked quarter comparisons unless otherwise noted – Net income of $1.0 billion, compared to $0.9 billion in the prior quarter – Net interest income of $1.5 billion increased $23 million, or 1.5% – Average loans of $196 billion increased $2.1 billion, or 1.1%, primarily related to growth in C&I and CRE balances – Average deposits of $149 billion increased $0.9 billion, or 0.6%, driven by growth in client deposits, partially offset by seasonal outflows – Provision for credit losses of $90 million decreased $15 million, or 14%, which reflects a decrease in net charge-offs as well as a net reserve release – Noninterest income of $1.2 billion increased $89 million, or 8.3%, primarily driven by higher project-based equity investments and wealth management income, partially offset by lower investment banking and trading income – Noninterest expense of $1.4 billion increased $35 million, or 2.6%, driven by higher revenue-related expenses, regulatory expense, and technology support expenses – Total client assets increased $17 billion, or 5.2%, primarily due to market-driven increase in equities, as well as positive net asset flows Metrics Commentary Income statement ($ MM) 2Q26 vs. 1Q26 vs. 2Q25 Net interest income $1,531 $23 $(35) Allocated provision for credit losses 90 (15) (14) Noninterest income 1,158 89 217 Noninterest expense 1,384 35 55 Segment net income $960 $69 $99 Balance sheet ($ B) Average loans(1) $196 $2.1 $15 Average deposits 149 0.9 (2.1) Other key metrics ($ B) Total client assets $350 $17 $(5.0) Represents Commercial & Corporate Banking, Investment Banking & Capital Markets, CRE, Wholesale Payments, and Wealth

A-3 Preferred dividend 3Q26 4Q26 1Q27 2Q27 Estimated dividends based on projected interest rates, redemptions, and issuances ($ in millions) $114 $42 $112 $42 Estimates assume forward-looking interest rates as of 6/30/26. Actual interest rates, redemptions, or issuances could vary significantly causing dividend payments to differ from the estimates shown above.

Non-GAAP reconciliations

Net interest income, revenue, operating leverage, pre-provision net revenue

$ in millions

	Quarter Ended				
	June 30 2026	March 31 2026	Dec. 31 2025	Sept. 30 2025	June 30 2025
Net interest income	$ 3,621	$ 3,599	$ 3,700	$ 3,629	$ 3,587
Taxable-equivalent adjustment	46	45	49	51	48
Net interest income-TE(1)	$ 3,667	$ 3,644	$ 3,749	$ 3,680	$ 3,635

	Quarter Ended				
	June 30 2026	March 31 2026	Dec. 31 2025	Sept. 30 2025	June 30 2025
Revenue	$ 5,265	$ 5,152	$ 5,246	$ 5,187	$ 4,987
Taxable-equivalent adjustment	46	45	49	51	48
Revenue-TE(1)	$ 5,311	$ 5,197	$ 5,295	$ 5,238	$ 5,035
Total noninterest expense	$ 3,055				$ 2,986
Operating leverage (like quarter)	3.3 %				
Operating leverage-TE(1) (like quarter)	3.2 %				

	Quarter Ended				
	June 30 2026	March 31 2026	Dec. 31 2025	Sept. 30 2025	June 30 2025
Net income	$ 1,553	$ 1,481	$ 1,354	$ 1,452	$ 1,240
Provision for credit losses	395	479	512	436	488
Provision for income taxes	262	209	210	285	273
Taxable-equivalent adjustment	46	45	49	51	48
Pre-provision net revenue(2)	$ 2,256	$ 2,214	$ 2,125	$ 2,224	$ 2,049

(1) Taxable equivalent revenue, taxable equivalent net interest income, taxable equivalent net interest margin, and operating leverage - taxable equivalent include a taxable equivalent adjustment utilizing the federal income tax rate of 21% for certain tax-exempt instruments. Taxable equivalent net interest margin is calculated using net interest income on a taxable equivalent basis to determine the total yield on interest-earning assets. Truist's management uses these measures in their analysis of Truist's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.

(2) Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

TRUIST

A-4

Non-GAAP reconciliations

Return on average tangible common equity and tangible book value per share

$ in millions, except per share data, shares data in thousands

	As of / Quarter Ended				
	June 30 2026	March 31 2026	Dec. 31 2025	Sept. 30 2025	June 30 2025
Total shareholders' equity	$ 64,095	$ 64,214	$ 65,189	$ 65,646	$ 64,840
Preferred stock	(5,411)	(4,916)	(4,916)	(5,907)	(5,907)
Common shareholders' equity	$ 58,684	$ 59,298	$ 60,273	$ 59,739	$ 58,933
Intangible assets, net of deferred taxes	(18,287)	(18,350)	(18,416)	(18,489)	(18,561)
Applicable deferred taxes related to intangible assets[1]	$ 400	$ 403	$ 407	$ 413	$ 418
Tangible common shareholders' equity[2]	$ 40,797	$ 41,351	$ 42,264	$ 41,663	$ 40,790
Outstanding shares at end of period	1,221,626	1,245,879	1,262,470	1,279,246	1,289,435
Common shareholders' equity per common share	**$ 48.04**	**$ 47.60**	**$ 47.74**	**$ 46.70**	**$ 45.70**
Tangible common shareholders' equity per common share[2]	**33.40**	**33.19**	**33.48**	**32.57**	**31.63**
Net income available to common shareholders	$ 1,519	$ 1,377	$ 1,289	$ 1,348	$ 1,180
Amortization of intangibles	63	64	70	72	73
Applicable income taxes related to amortization of intangibles[1]	(15)	(15)	(16)	(18)	(17)
Tangible net income available to common shareholders[2]	$ 1,567	$ 1,426	$ 1,343	$ 1,402	$ 1,236
Average common shareholders' equity	$ 58,616	$ 59,879	$ 59,991	$ 59,141	$ 58,327
Average intangible assets	(18,321)	(18,386)	(18,456)	(18,528)	(18,590)
Applicable deferred taxes related to intangible assets[1]	401	404	409	415	417
Average tangible common shareholders' equity[2]	$ 40,696	$ 41,897	$ 41,944	$ 41,028	$ 40,154
Return on average common shareholders' equity	**10.4 %**	**9.3 %**	**8.5 %**	**9.0 %**	**8.1 %**
Return on average tangible common shareholders' equity[2]	**15.4**	**13.8**	**12.7**	**13.6**	**12.3**

(1) Calculated using the applicable marginal tax rate.
(2) Tangible common equity and related measures, including ROTCE, are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value.

TRUIST

A-5